Exhibit 99.1

Contacts:	Carl M. Mills	Kristine Mozes
	Chief Financial Officer	Mozes Communications
	(408) 990-4000	(781) 652-8875
	cmills@quicklogic.com	kristine@mozescomm.com

QuickLogic Announces Second Quarter Results - Revenue
Increases 14% Year-Over-Year and Profitability Continues

SUNNYVALE, Calif. – July 27, 2005 – QuickLogic Corporation (NASDAQ: QUIK), the inventor and pioneer of Embedded Standard Products (ESPs), today announced its financial results for the second quarter ended June 30, 2005.

Revenue for the second quarter of 2005 was $12.8 million, up 14% from $11.2 million in the second quarter of 2004, and up 2% from $12.5 million in the first quarter of 2005.  ESP and Advanced ESP products contributed 41% of revenue in the second quarter of 2005, up from 32% of revenue in the first quarter of 2005.  Under generally accepted accounting principles (GAAP), net income for the second quarter of 2005 was $320,000, or $0.01 per share, including a $1.5 million write-down of our investment in Tower Semiconductor Ltd.  This compares with a net loss of $529,000, or a net loss of $0.02 per share, in the second quarter of 2004, and with net income of $864,000, or $0.03 per share, in the first quarter of 2005.

Excluding the effect of the investment write-down, non-GAAP net income for the second quarter of 2005 was $1.8 million, or $0.06 per diluted share, compared with non-GAAP net loss of $529,000, or a net loss of $0.02 per share, in the second quarter of 2004, and with non-GAAP net income of $864,000, or $0.03 per diluted share, in the first quarter of 2005.

QuickLogic reports net income or loss in accordance with GAAP and additionally on a non-GAAP basis to highlight infrequent or non-recurring expense the Company may incur from time to time.  Non-GAAP results for the second quarter of 2005 exclude write-downs of the Company’s investment in Tower Semiconductor Ltd. There was no difference between GAAP and non-GAAP net income or loss in the first quarter of 2005 or in the second quarter of 2004.

“We are very pleased with our second quarter financial results.  Our revenue, gross margin percentage and non-GAAP net income were the highest they have been since

— more—

2000,” said E. Thomas Hart, chairman, president and CEO.  “We were profitable for the second quarter in a row and cash increased to $25.1 million during the quarter.  In addition, our low power Eclipse II and QuickPCI II solutions have continued strong design-in activity, especially for micro hard drive and WiFi bridging applications.”

Conference Call

QuickLogic will hold a conference call at 2:30 pm Pacific Time today, July 27, 2005, to discuss the second quarter financial results.  To participate, please call 1-866-700-0161 or 1-617-213-8832 (international) by 2:20 p.m. Pacific Time on July 27, 2005. You will need to reference the pass code: 35926789. A live webcast of the conference call will be available via the investor relations page of the company’s website at www.quicklogic.com.  A recording of the call will be available starting one hour after completion of the call. To access the recording, please call 1-888-286-8010 or 1-617-801-6888 (international). You will need to reference the pass code: 17940220. Both the webcast and the call recording will be archived until August 10th, 2005.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) invented and has pioneered the Embedded Standard Product (ESP) architecture, with the introduction of first products in 1998.  ESPs are semiconductor devices that deliver the guaranteed performance, lower cost and lower risk of standard products, coupled with the flexibility and time-to-market benefits of programmable logic.  QuickLogic’s proprietary ViaLink metal-to-metal interconnect technology offers significant benefits - including very low power at high performance levels - to our customers and is the foundation of our ESP product families, as well as our core FPGA products.  Founded in 1988, the company is located at 1277 Orleans Drive, Sunnyvale, CA 94089-1138. For more information, please visit the QuickLogic web site at www.quicklogic.com.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company also uses calculations of (i) non-GAAP net income (loss), which represents net income (loss) excluding the effect of write-downs of the Company’s investment in Tower Semiconductor Ltd.; and (ii) non-GAAP net income (loss) per share, which represents basic and diluted net income (loss) per share excluding write-downs of the Company’s investment in Tower Semiconductor Ltd. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry. Investors should note, however, that the non-GAAP financial measures used by the Company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. The Company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP net income (loss) to non-GAAP net income (loss) is included in the financial statements portion of this release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to design activity of our new products and the revenue generating potential of such new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from any such forward-looking statements. Factors that could cause actual results to differ materially include our ability to replace pASIC1 and pASIC2 revenue, which we expect to decline substantially due to end-of-life purchases of such products; delays in the market acceptance of the Company’s ESPs or new products; our ability to convert new design opportunities into customer activity; the level and timing of customer design activity; the market acceptance of our customers’ products; changes in our customers’ objectives; the risk that new orders may not result in revenue in 2005 or thereafter; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to market of our new product families; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; unforeseen changes in product demand or supply; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

The QuickLogic name and logo are registered trademarks of QuickLogic Corporation.  All other brands or trademarks are the property of their respective holders and should be treated as such.

###

Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2005	June 30, 2004	March 31, 2005	June 30, 2005	June 30, 2004
Revenue	$12,770	$11,221	$12,527	$25,297	$21,589
Cost of revenue	4,614	4,465	4,888	9,502	9,020
Gross profit	8,156	6,756	7,639	15,795	12,569
Operating expenses:
Research and development	2,334	3,052	2,454	4,788	6,300
Selling, general and administrative	4,042	4,194	4,298	8,340	8,103
Total operating expenses	6,376	7,246	6,752	13,128	14,403
Income (loss) from operations	1,780	(490)	887	2,667	(1,834)
Write-down of marketable securities	(1,466)	—	—	(1,466)	—
Interest expense	(53)	(62)	(53)	(106)	(130)
Interest income and other, net	90	23	80	170	67
Income (loss) before income taxes	351	(529)	914	1,265	(1,897)
Provision for income taxes	31	—	50	81	—
Net income (loss)	$320	$(529)	$864	$1,184	$(1,897)

Net income (loss) per share:
Basic	$0.01	$(0.02)	$0.03	$0.04	$(0.08)
Diluted	$0.01	$(0.02)	$0.03	$0.04	$(0.08)
Weighted average shares:
Basic	26,747	25,231	26,385	26,566	25,039
Diluted	27,921	25,231	27,413	27,678	25,039

QUICKLOGIC CORPORATION

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2005	June 30, 2004	March 31, 2005	June 30, 2005	June 30, 2004
Revenue	$12,770	$11,221	$12,527	$25,297	$21,589
Cost of revenue	4,614	4,465	4,888	9,502	9,020
Gross profit	8,156	6,756	7,639	15,795	12,569
Operating expenses:
Research and development	2,334	3,052	2,454	4,788	6,300
Selling, general and administrative	4,042	4,194	4,298	8,340	8,103
Total operating expenses	6,376	7,246	6,752	13,128	14,403
Income (loss) from operations	1,780	(490)	887	2,667	(1,834)
Interest expense	(53)	(62)	(53)	(106)	(130)
Interest income and other, net	90	23	80	170	67
Income (loss) before income taxes	1,817	(529)	914	2,731	(1,897)
Provision for income taxes	31	—	50	81	—
Net income (loss)	$1,786	$(529)	$864	$2,650	$(1,897)

Net income (loss) per share:
Basic	$0.07	$(0.02)	$0.03	$0.10	$(0.08)
Diluted	$0.06	$(0.02)	$0.03	$0.10	$(0.08)
Weighted average shares:
Basic	26,747	25,231	26,385	26,566	25,039
Diluted	27,921	25,231	27,413	27,678	25,039

QUICKLOGIC CORPORATION

GAAP AND NON-GAAP NET INCOME (LOSS) RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2005	June 30, 2004	March 31, 2005	June 30, 2005	June 30, 2004
GAAP net income (loss)	$320	$(529)	$864	$1,184	$(1,897)
Charges excluded from non-GAAP net income (loss):
Write-down of investment in Tower Semiconductor Ltd.	1,466	—	—	1,466	—
Non-GAAP net income (loss)	$1,786	$(529)	$864	$2,650	$(1,897)

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2005	December 31, 2004(1)
ASSETS

Current assets:
Cash and cash equivalents	$25,108	$24,914
Short-term investment in Tower Semiconductor Ltd.	1,047	2,022
Accounts receivable, net	6,502	4,786
Inventory	8,587	6,741
Other current assets	1,053	1,506
Total current assets	42,297	39,969
Property and equipment, net	4,719	5,403
Investment in Tower Semiconductor Ltd.	526	1,017
Other assets	4,338	4,552

TOTAL ASSETS	$51,880	$50,941

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Revolving line of credit	$2,000	$2,000
Trade payables	3,295	4,119
Accrued liabilities	2,021	2,511
Deferred income on shipments to distributors	1,992	1,667
Current portion of debt and capital lease obligations	1,736	2,286
Total current liabilities	11,044	12,583

Long-term liabilities:
Debt and capital lease obligations, less current portion	766	1,036
Deferred royalty revenue	1,296	1,156
Total long-term liabilities	2,062	2,192
Total liabilities	13,106	14,775

Stockholders’ equity:
Common stock, at par value	27	26
Additional paid-in capital	157,260	155,837
Accumulated deficit	(118,513)	(119,697)
Total stockholders’ equity	38,774	36,166

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,880	$50,941

(1)          Derived from the December 31, 2004 audited balance sheet included in the 2004 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q2	Q2	Q1	Q1 2005 to	Q2 2004 to
	2005	2004	2005	Q2 2005	Q2 2005
COMPOSITION OF REVENUE

Revenue by product (1):
Mature products	59%	60%	68%	(11)%	12%
Embedded standard products	27%	31%	19%	44%	(1)%
Advanced embedded standard products	14%	9%	13%	10%	74%

Revenue by geography:
North America	55%	52%	52%	6%	20%
Europe	17%	22%	25%	(29)%	(9)%
Japan	16%	13%	17%	(3)%	37%
Rest of world	12%	13%	6%	114%	5%

Revenue by end-customer segment:
Instrumentation and test	48%	46%	54%	(9)%	18%
Datacom and telecom	19%	21%	17%	10%	1%
Military and aerospace systems	17%	9%	14%	24%	113%
Computing	11%	11%	8%	37%	20%
Graphics and imaging	5%	13%	7%	(22)%	(55)%

(1)          Mature products include pASIC1, pASIC2 and pASIC3 product families.  Embedded standard products include the QuickRAM, QuickPCI, QuickDSP, QuickFC, and V3 product families. Advanced embedded standard products include our Eclipse, Eclipse II, QuickPCI II and QuickMIPS product families, as well as programming hardware and software.